Exhibit 99.1

For Immediate Release
The Jones Group Inc.
Investor Contact:	John T. McClain, Chief Financial Officer Jones Apparel Group (212) 642-3860
Media Contacts:	Joele Frank and Sharon Stern Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

THE JONES GROUP INC. REPORTS 2010 THIRD QUARTER RESULTS

New York, New York - October 27, 2010 - The Jones Group Inc. (NYSE: JNY) today reported results for the third quarter ended October 4, 2010. Revenues for the third quarter of 2010 were $1,022 million, as compared with $856 million for the third quarter of 2009, a 19.4% increase.

The Company reported adjusted earnings per share of $0.54 for the third quarter of 2010, as compared with adjusted earnings per share of $0.46 in the same period last year. Results for both periods exclude the impact of the charges considered by management not to be part of ongoing operations (see reconciliation of adjusted earnings to reported earnings in the accompanying schedule).

As reported under generally accepted accounting principles ("GAAP"), the Company reported net income of $0.34 per share for the third quarter of 2010, as compared with net income of $0.36 per share for the same period last year. The 2010 third quarter results include costs and charges of approximately $11 million ($7 million after tax) related to the acquisitions of Stuart Weitzman and Robert Rodriguez, an intangible asset impairment of approximately $3 million ($2 million after tax) in the Stuart Weitzman business and $15 million ($10 million after tax) of other restructuring, strategic review costs and certain other charges. In the prior year third quarter, results included charges of approximately $14 million ($9 million after tax) related to the planned closure of certain Company-owned retail stores, other cost savings initiatives and certain other charges.

Wesley R. Card, The Jones Group Chief Executive Officer, stated: "I am very pleased to report that we achieved 19 percent sales growth against a strong comparable 2009 quarter. It is a testament to the power of our brand portfolio that sales increased across all of our wholesale divisions. As we advised at the beginning of the period, raw materials costs, freight costs and tight factory capacity were evident this quarter and challenged gross margins. We were well-prepared for these conditions and I'm pleased with our performance in the face of these challenges."

Cash used by operations during the first nine months of 2010 was $71 million, compared with cash provided by operations of $149 million in the prior year period. The current year results reflect higher earnings offset by an investment in working capital required to fund revenue growth and higher tax payments. The Company had $34 million in cash and $16 million drawn under its $650 million of committed revolving credit facilities.

John T. McClain, The Jones Group Chief Financial Officer, commented: "We had another solid quarter and our financial position remains strong. We have made an investment in working capital, as our business is growing, and we expect that the fourth quarter will generate a significant amount of cash. Even with this working capital investment, we ended the quarter with $34 million of cash and only $16 million outstanding under our revolving credit facility. Throughout the remainder of 2010, we will maintain our prudent management of inventories and expenses to conserve cash and improve margins."

The Company noted that it closed 46 retail locations in the third quarter to end the quarter with 834 locations (which includes acquired Stuart Weitzman locations). Consistent with its plan, the Company anticipates closing an additional 40 unprofitable locations by the end of 2010.

The following notable events have recently occurred:

  announced that the Company changed its name to The Jones Group Inc in conjunction with its fortieth anniversary, better reflecting Jones' vision for growth;

  entered into an exclusive licensing and distribution agreement with Brian Atwood for B Brian Atwood, a new footwear and accessory line that will be the contemporary counterpart to Brian Atwood's high-end, luxury shoe business;

  enhanced Jones' talent and management structure with the appointments in the Handbags division of Dina Battipaglia as Group President and Rafe Totengco as Creative Director; appointments of Chief Merchandising Officers Rodney Hutton (for Anne Klein Brands) and Daniela Bocresion (for Rachel Roy Brands); and the promotions in the Footwear and Retail divisions of Rick Paterno, Group President of Footwear and Ron Offir, President Jones Direct Group, respectively;

  launched the Jones New York "Empowering Your Confidence" campaign, which celebrates the brand's 40 years of empowering women's lives and successes through style;

  opened the Jones New York innovative in-store experience at Macy's Herald Square in New York City; and

  awarded over $60,000 in grants to nine women as part of the JNY Empowerment Fund, which was created to help women reach their personal, professional and community goals.

Mr. Card concluded: "Looking ahead, we are focused on optimizing and expanding our portfolio of brands to deliver value to shareholders. Our core is strong, operations are efficient and we continue to add new talent and new brands, all of which are key to taking the Company to the next level. As part of our planning, we are mindful of current macroeconomic conditions, which are likely to persist in the near-term and impact future quarters."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.05 per share to all common stockholders of record as of November 12, 2010 for payment on November 26, 2010.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jonesgroupinc.com. The call will be recorded and made available through November 4, 2010 and may be accessed by dialing 877-344-7529. Enter account number 445285. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website.

Presentation of Information in the Press Release

Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of this press release.

About The Jones Group Inc.
The Jones Group Inc. (www.jonesgroupinc.com) is a leading global designer, marketer and wholesaler of over 35 lifestyle brands with best-in-class product expertise across five divisions: apparel, footwear, jeanswear, jewelry and handbags. The Jones Group has a reputation for innovation, excellence in product quality and value, operational execution and talent. The Company also markets directly to consumers through branded specialty retail and outlet stores and through its e-commerce sites.

The Company's nationally recognized brands and licensing agreements (L) include: Nine West, Jones New York, Anne Klein, Rachel Roy (L), Robert Rodriguez, Robbi & Nikki, Stuart Weitzman, B Brian Atwood (L), Boutique 9, Easy Spirit, Gloria Vanderbilt, l.e.i, Bandolino, Enzo Angiolini, Nine & Co., GLO, Joan & David, Joneswear, Andrew Marc/Marc Moto (L), Kasper, Energie, Evan Picone, Le Suit, Mootsies Tooties, Grane, Erika, Napier, Jessica Simpson (L), Dockers (L), Sam & Libby, Givenchy (L), Judith Jack, Albert Nipon and Pappagallo.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national, regional and international economic conditions;

  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;

  the tightening of the credit markets and the Company's ability to obtain capital on satisfactory terms;

  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;

  the performance of the Company's products within the prevailing retail environment;

  customer acceptance of both new designs and newly-introduced product lines;

  the Company's reliance on a few department store groups for large portions of the Company's business;

  the Company's ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;

  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;

  consolidation of the Company's retail customers;

  financial difficulties encountered by the Company's customers;

  the effects of vigorous competition in the markets in which the Company operates;

  the Company's ability to attract and retain qualified executives and other key personnel;

  the Company's reliance on independent foreign manufacturers;

  changes in the costs of raw materials, labor, advertising and transportation;

  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;

  the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products but litigation and political activity seeking to re-impose quotas have been initiated;

  the Company's ability to successfully implement new operational and financial computer systems; and

  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

# # #

THE JONES GROUP INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions, except per share data

	THIRD QUARTER				FISCAL NINE MONTHS
	2010		2009		2010		2009
Net sales	$1,009.9	98.8%	$843.9	98.6%	$2,735.0	98.8%	$2,516.8	98.7%
Licensing income	12.0	1.2	11.6	1.4	33.3	1.2	33.3	1.3
Other revenues	0.2	0.0	0.2	0.0	0.6	0.0	0.6	0.0
Total revenues	1,022.1	100.0	855.7	100.0	2,768.9	100.0	2,550.7	100.0
Cost of goods sold	679.5	66.5	551.3	64.4	1,782.9	64.4	1,670.9	65.5
Gross profit	342.6	33.5	304.4	35.6	986.0	35.6	879.8	34.5
SG&A expenses	282.5	27.6	243.5	28.5	794.3	28.7	763.1	29.9
Income from operations	60.1	5.9	60.9	7.1	191.7	6.9	116.7	4.6
Net interest expense and financing costs	(14.2)	(1.4)	(11.5)	(1.3)	(40.5)	(1.5)	(44.2)	(1.7)
Loss and costs associated with repurchase of 4.250% Senior Notes	-	-	-	-	-	-	(2.0)	(0.1)
Equity in income (loss) of unconsolidated affiliate	0.5	0.0	(2.3)	(0.3)	(1.3)	(0.0)	(2.8)	(0.1)
Income before provision for income taxes	46.4	4.5	47.1	5.5	149.9	5.4	67.7	2.7
Provision for income taxes	17.2	1.7	16.5	1.9	55.5	2.0	23.7	0.9
Net income	29.2	2.9	30.6	3.6	94.4	3.4	44.0	1.7
Less: income attributable to noncontrolling interest	0.1	0.0	0.2	0.0	0.5	0.0	0.2	0.0
Income attributable to Jones	$29.1	2.8%	$30.4	3.6%	$93.9	3.4%	$43.8	1.7%
Earnings per share (1)
Net income	$29.2		$30.6		$94.4		$44.0
Less: income attributable to noncontrolling interest	0.1		0.2		0.5		0.2
Income attributable to Jones	29.1		30.4		93.9		43.8
Less: income allocated to participating securities	1.3		1.3		4.2		1.7
Income available to common stockholders of Jones	$27.8		$29.1		$89.7		$42.1
Shares outstanding - diluted	82.9		81.8		82.7		81.7
Earnings per share attributable to Jones - diluted	$0.34		$0.36		$1.09		$0.51
Percentages may not add due to rounding.
(1)

Earnings per share is calculated under the "two-class method," where income is allocated between common shares and participating securities (unvested restricted shares held by employees that have a nonforfeitable right to dividends). Both our common shares and participating securities share equally in dividend payments and earnings.

THE JONES GROUP INC.
INFORMATION REGARDING ADJUSTED EARNINGS
(UNAUDITED)

As required by the Securities and Exchange Commission Regulation G, the following table contains a reconciliation of and other information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

All amounts in millions, except per share data	THIRD QUARTER		FISCAL NINE MONTHS
	2010	2009	2010	2009
Income attributable to Jones (as reported)	$29.1	$30.4	$93.9	$43.8
Provision for income taxes	17.2	16.5	55.5	23.7
Loss and costs associated with repurchase of 4.250% Senior Notes (a)	-	-	-	2.0
Write-off of line of credit fees (b)	-	-	-	7.9
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (c)	5.4	-	5.5	-
Items affecting segment income:
Impairment and other expenses related to retail store closure plan (d)	5.5	1.7	5.6	24.3
Charges associated with the bankruptcy of former U.K. licensee	-	0.5	-	3.8
Charges related to acquired businesses (e)	5.6	-	15.0	-
Other business development costs (f)	0.3	-	6.0	-
Severance related to restructuring activities (g)	2.3	4.2	3.2	15.9
Severance and other charges related to executive management changes (h)	3.9	-	3.9	-
Net loss on leases related to facilities closed in restructuring activities	1.8	3.1	6.7	5.0
Impairment of acquired intangible asset (i)	2.5	-	2.5	-
Other restructuring expenses and certain other charges (j)	1.4	4.0	4.6	7.9
Adjusted income before provision for income taxes	75.0	60.4	202.4	134.3
Adjusted provision for income taxes	27.8	21.2	75.1	47.1
Adjusted income attributable to Jones	47.2	39.2	127.3	87.2
Less: adjusted income allocated to participating securities	(2.1)	(1.7)	(5.7)	(3.4)
Adjusted income available to common stockholders	$45.1	$37.5	$121.6	$83.8
Earnings per share - diluted (as reported)	$0.34	$0.36	$1.09	$0.51
Provision for income taxes	0.20	0.19	0.64	0.28
Loss and costs associated with repurchase of 4.250% Senior Notes (a)	-	-	-	0.02
Write-off of line of credit fees (b)	-	-	-	0.10
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (c)	0.06	-	0.06	-
Items affecting segment income:
Impairment and other expenses related to retail store closure plan (d)	0.06	0.02	0.06	0.29
Charges associated with the bankruptcy of former U.K. licensee	-	0.01	-	0.04
Charges related to acquired businesses (e)	0.06	-	0.17	-
Other business development costs (f)	-	-	0.07	-
Severance related to restructuring activities (g)	0.03	0.05	0.04	0.19
Severance and other charges related to executive management changes (h)	0.04	-	0.05	-
Net loss on leases related to facilities closed in restructuring activities	0.02	0.03	0.08	0.06
Impairment of acquired intangible asset (i)	0.03	-	0.03	-
Other restructuring expenses and certain other charges (j)	0.02	0.05	0.05	0.09
Adjusted income before provision for income taxes	0.86	0.71	2.34	1.58
Adjusted provision for income taxes	0.32	0.25	0.87	0.55
Adjusted earnings per share - diluted	$0.54	$0.46	$1.47	$1.03
Non-GAAP adjustments affecting revenue by segment:
Wholesale better apparel	$-	$-	$-	$-
Wholesale jeanswear (j)	-	0.7	-	2.9
Wholesale footwear and accessories	-	-	-	-
Retail (d)	-	0.1	-	0.1
Licensing, other & eliminations	-	-	-	-
Total	$-	$0.8	$-	$3.0
Non-GAAP adjustments affecting income by segment:
Wholesale better apparel (e,g,j)	$(2.3)	$2.1	$6.1	$5.0
Wholesale jeanswear (g,j)	2.6	2.1	7.6	8.5
Wholesale footwear and accessories (e,g,h,j)	9.7	2.2	15.0	12.4
Retail (d,h,j)	8.2	6.6	8.0	30.5
Licensing, other & eliminations (f,h,i,j)	5.1	0.5	10.8	0.5
Total	$23.3	$13.5	$47.5	$56.9
(a)	2009 includes the loss and costs associated with the repurchase of 4.250% Senior Notes.
(b)	2009 includes the write-off of deferred financing fees related to our prior revolving credit facility upon extinguishment.
(c)	Represents the periodic adjustment in accordance with GAAP of the remaining consideration payable related to the acquisition of Stuart Weitzman.
(d)	2010 and 2009 include severance, fixed asset impairment and other charges and credits related to the closure of underperforming retail locations announced in April 2009.
(e)	2010 includes the amortization of the acquired order backlog from the acquisitions of Robert Rodriguez and Stuart Weitzman and the fair value adjustment of the contingent consideration payable for the Robert Rodriguez acquisition.
(f)	2010 includes investment consulting fees, legal fees, accounting fees and other items related to the completed transactions and other business development activities.
(g)	2010 and 2009 include severance related to the restructuring of our costume jewelry business and severance related to other cost saving initiatives. 2010 also includes severance associated with the closure of the Texas warehouse.
(h)	2010 include severance and restricted stock amortization related to executive management changes in our footwear & accessories and retail segments.
(i)	2010 includes the impairment of the intangible asset related to the handbag license acquired with the Stuart Weitzman business.
(j)	2010 and 2009 include costs related to the exit from or restructuring of our moderate sportswear and certain other product lines and other charges not considered by management to be part of ongoing operations. 2010 also includes expenses associated with the closure of the Texas warehouse.

THE JONES GROUP INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions

	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended October 2, 2010
Revenues from external customers	$287.4	$227.6	$322.9	$172.2	$12.0	$1,022.1
Intersegment revenues	40.2	1.0	17.4	-	(58.6)	-
Total revenues	327.6	228.6	340.3	172.2	(46.6)	1,022.1
Segment income (loss)	$40.9	$20.4	$35.6	$(18.8)	$(18.0)	60.1
Segment margin	12.5%	8.9%	10.5%	(10.9% )		5.9%
Net interest expense						(14.2)
Equity in income of unconsolidated affiliate						0.5
Income before provision for income taxes						$46.4
Segment revenues	$327.6	$228.6	$340.3	$172.2	$(46.6)	$1,022.1
Adjustments affecting segment revenues	-	-	-	-	-	-
Adjusted segment revenues	$327.6	$228.6	$340.3	$172.2	$(46.6)	$1,022.1
Segment income (loss)	$40.9	$20.4	$35.6	$(18.8)	$(18.0)	$60.1
Adjustments affecting segment income	(2.3)	2.6	9.7	8.2	5.1	23.3
Adjusted segment income	$38.6	$23.0	$45.3	$(10.6)	$(12.9)	$83.4
Adjusted segment margin	11.8%	10.1%	13.3%	(6.2% )		8.2%

For the fiscal quarter ended October 3, 2009
Revenues from external customers	$245.5	$204.4	$227.2	$167.0	$11.6	$855.7
Intersegment revenues	41.7	0.2	15.0	-	(56.9)	-
Total revenues	287.2	204.6	242.2	167.0	(45.3)	855.7
Segment income (loss)	$38.1	$21.3	$28.3	$(16.9)	$(9.9)	60.9
Segment margin	13.3%	10.4%	11.7%	(10.1% )		7.1%
Net interest expense						(11.5)
Equity in loss of unconsolidated affiliate						(2.3)
Income before provision for income taxes						$47.1
Segment revenues	$287.2	$204.6	$242.2	$167.0	$(45.3)	$855.7
Adjustments affecting segment revenues	-	0.7	-	0.1	-	0.8
Adjusted segment revenues	$287.2	$205.3	$242.2	$167.1	$(45.3)	$856.5
Segment income (loss)	$38.1	$21.3	$28.3	$(16.9)	$(9.9)	$60.9
Adjustments affecting segment income	2.1	2.1	2.2	6.6	0.5	13.5
Adjusted segment income	$40.2	$23.4	$30.5	$(10.3)	$(9.4)	$74.4
Adjusted segment margin	14.0%	11.4%	12.6%	(6.2% )		8.7%

THE JONES GROUP INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal nine months ended October 2, 2010
Revenues from external customers	$799.3	$638.1	$806.6	$491.6	$33.3	$2,768.9
Intersegment revenues	109.4	2.8	40.6	-	(152.8)	-
Total revenues	908.7	640.9	847.2	491.6	(119.5)	2,768.9
Segment income (loss)	$130.0	$70.8	$81.6	$(37.0)	$(53.7)	191.7
Segment margin	14.3%	11.0%	9.6%	(7.5% )		6.9%
Net interest expense						(40.5)
Equity in loss of unconsolidated affiliate						(1.3)
Income before provision for income taxes						$149.9
Segment revenues	$908.7	$640.9	$847.2	$491.6	$(119.5)	$2,768.9
Adjustments affecting segment revenues	-	-	-	-	-	-
Adjusted segment revenues	$908.7	$640.9	$847.2	$491.6	$(119.5)	$2,768.9
Segment income (loss)	$130.0	$70.8	$81.6	$(37.0)	$(53.7)	$191.7
Adjustments affecting segment income	6.1	7.6	15.0	8.0	10.8	47.5
Adjusted segment income (loss)	$136.1	$78.4	$96.6	$(29.0)	$(42.9)	$239.2
Adjusted segment margin	15.0%	12.2%	11.4%	(5.9% )		8.6%

For the fiscal nine months ended October 3, 2009
Revenues from external customers	$740.0	$653.9	$631.5	$492.0	$33.3	$2,550.7
Intersegment revenues	110.3	1.8	43.3	-	(155.4)	-
Total revenues	850.3	655.7	674.8	492.0	(122.1)	2,550.7
Segment income (loss)	$107.3	$61.4	$47.6	$(73.0)	$(26.6)	116.7
Segment margin	12.6%	9.4%	7.1%	(14.8% )		4.6%
Net interest expense						(44.2)
Loss and costs associated with repurchase of 4.250% Senior Notes						(2.0)
Equity in loss of unconsolidated affiliate						(2.8)
Income before provision for income taxes						$67.7
Segment revenues	$850.3	$655.7	$674.8	$492.0	$(122.1)	$2,550.7
Adjustments affecting segment revenues	-	2.9	-	0.1	-	3.0
Adjusted segment revenues	$850.3	$658.6	$674.8	$492.1	$(122.1)	$2,553.7
Segment income (loss)	$107.3	$61.4	$47.6	$(73.0)	$(26.6)	$116.7
Adjustments affecting segment income	5.0	8.5	12.4	30.5	0.5	56.9
Adjusted segment income (loss)	$112.3	$69.9	$60.0	$(42.5)	$(26.1)	$173.6
Adjusted segment margin	13.2%	10.6%	8.9%	(8.6% )		6.8%

THE JONES GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions

	October 2, 2010	October 3, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$34.0	$156.9
Accounts receivable	523.1	413.7
Inventories	513.6	417.0
Prepaid income taxes	0.7	9.1
Deferred taxes	33.2	22.1
Other current assets	36.3	37.3
TOTAL CURRENT ASSETS	1,140.9	1,056.1
Property, plant and equipment, at cost, less accumulated depreciation and amortization	230.5	246.8
Goodwill	161.8	160.7
Other intangibles, less accumulated amortization	766.7	589.1
Other assets	135.7	114.3
	$2,435.6	$2,167.0
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$16.3	$-
Current portion of long-term debt and capital lease obligations	2.0	10.2
Current portion of acquisition consideration payable	9.3	-
Accounts payable	237.9	194.7
Income taxes payable	13.2	-
Accrued expenses and other current liabilities	146.6	120.4
TOTAL CURRENT LIABILITIES	425.3	325.3
NONCURRENT LIABILITIES:
Long-term debt and obligations under capital leases	534.9	527.0
Income taxes payable	9.5	11.3
Deferred taxes	3.0	2.4
Acquisition consideration payable	198.2	-
Other	72.8	77.8
TOTAL NONCURRENT LIABILITIES	818.4	618.5
TOTAL LIABILITIES	1,243.7	943.8
EQUITY	1,191.9	1,223.2
	$2,435.6	$2,167.0

THE JONES GROUP INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions	Fiscal Nine Months Ended
	October 2, 2010	October 3, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$94.4	$44.0
Adjustments to reconcile net income to net cash (used in) provided by operating activities, net of acquisitions:
Loss and costs associated with repurchase of 4.250% Senior Notes	-	2.0
Amortization of employee stock options and restricted stock	19.1	9.2
Depreciation and other amortization	72.5	58.0
Impairments of property, plant and equipment	9.7	22.8
Equity in loss of unconsolidated affiliate	1.3	2.8
(Recovery of) provision for losses on accounts receivable	(0.4)	1.6
Deferred taxes	1.2	22.3
Write-off of deferred financing fees	-	7.9
Other items, net	0.1	0.6
Changes in operating assets and liabilities:
Accounts receivable	(196.3)	(54.2)
Inventories	(117.5)	94.6
Accounts payable	49.3	(37.3)
Income taxes payable/prepaid taxes	13.3	(5.2)
Other assets and liabilities, net	(17.4)	(19.9)
Total adjustments	(165.1)	105.2
Net cash (used in) provided by operating activities	(70.7)	149.2
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(27.5)	(20.1)
Acquisition of Stuart Weitzman Holdings, LLC, net of cash acquired	(159.3)	-
Acquisition of Moda Nicola International, LLC	(14.4)	-
Investment in GRI Group Limited	-	(15.2)
Other	0.4	-
Net cash used in investing activities	(200.8)	(35.3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of 4.250% Senior Notes, including consent fees and related costs	-	(252.4)
Costs related to secured revolving credit agreement	(7.3)	(30.0)
Net increase in short-term borrowings	16.2	-
Cash distributions to selling members of Stuart Weitzman Holdings, LLC	(19.0)	-
Dividends paid	(13.0)	(12.7)
Principal payments on capitalized leases	(2.0)	(2.4)
Other	(2.1)	-
Net cash used in financing activities	(27.2)	(297.5)
EFFECT OF EXCHANGE RATES ON CASH	(0.7)	2.2
NET DECREASE IN CASH AND CASH EQUIVALENTS	(299.4)	(181.4)
CASH AND CASH EQUIVALENTS, BEGINNING	333.4	338.3
CASH AND CASH EQUIVALENTS, ENDING	$34.0	$156.9